As filed with the Securities and Exchange Commission on December 28, 2009
Registration No. 333-155296
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alon Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5412 (Primary Standard Industrial Classification Code Number)	74-2966583 (I.R.S. Employer Identification Number)

Alon Brands, Inc.
7616 LBJ Freeway, 3rd Floor
Dallas, Texas 75251
(972) 367-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kyle McKeen
President and Chief Executive Officer
Alon Brands, Inc.
7616 LBJ Freeway, 3rd Floor
Dallas, Texas 75251
(972) 367-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Betzen, Esq. Jones Day 2727 North Harwood Street Dallas, Texas 75201-1515 Telephone: (214) 220-3939 Facsimile: (214) 969-5100	W. Stuart Ogg, Esq. Jones Day 555 South Flower Street Fiftieth Floor Los Angeles, California 90071 Telephone: (213) 489-3939 Facsimile: (213) 243-2539	Kris F. Heinzelman, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019-7475 Telephone: (212) 474-1336 Facsimile: (212) 474-3700

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Alon Brands, Inc. has prepared this Amendment No. 2 to Form S-1 Registration Statement (File No. 333-155296) solely for the purpose of filing certain exhibits to its Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement, and, accordingly, such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority (FINRA) filing fee and the NYSE listing fee.

Securities and Exchange Commission registration fee		$3,930
FINRA filing fee		10,500
NYSE listing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be filed by amendment.

Item 14.	Indemnification of Directors and Officers.

We are a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonable believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to Alon Brands or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by Delaware law, our certificate of incorporation provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses (including without limitation, attorneys’ fees), as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

We intend to enter into indemnification agreements with each of our current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our certificate of incorporation and the indemnification agreements entered into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents.

Alon Brands and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Item 15.	Recent Sales of Unregistered Securities.

In November 2008, Alon USA Interests, LLC, a Texas limited liability company, was converted to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware and renamed “Alon Brands, Inc.” In connection with this statutory conversion, Alon USA, LP, the sole member of Alon USA Interests, LLC, received 1,000 shares of common stock of Alon Brands, Inc. in exchange for all membership interests of Alon USA Interests, LLC outstanding immediately prior to the conversion. The issuance of shares of common stock was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9).

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith:

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated as of March 2, 2007, by and among Alon USA Energy, Inc., Alon USA Interests, LLC, Aloski, LLC, Skinny’s, Inc. and the Davis Shareholders (as defined therein) (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Alon USA Energy, Inc. on March 6, 2007, SEC File No. 001-32567).
3.1	Form of Amended and Restated Certificate of Incorporation of Alon Brands, Inc.*
3.2	Form of Amended and Restated Bylaws of Alon Brands, Inc.*
4.1	Specimen Common Stock Certificate.*
4.2	Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Alon USA Energy, Inc. on July 2, 2007, SEC File No. 001-32567).
5.1	Opinion of Jones Day.*

Exhibit
Number	Description

10.1	Master Agreement, dated as of , between Alon USA Energy, Inc. and Alon Brands, Inc.*
10.2	Tax Sharing Agreement, dated as of , between Alon USA Energy, Inc. and Alon Brands, Inc.*
10.3	Area License Agreement, dated as of June 2, 1993, between Southwest Convenience Stores, Inc. and The Southland Corporation†
10.4	Amendment to Area License Agreement and Consent to Assignment, dated as of December 20, 1996, between The Southland Corporation and Permian Basin Investments, Inc. d/b/a Southwest Convenience Stores, Inc.†
10.5	Amendment No. 2 to Area License Agreement, dated as of August 14, 1997, between Southwest Convenience Stores, LLC and The Southland Corporation†
10.6	Amendment No. 3. to Area License Agreement, dated as of August 20, 2008, between Southwest Convenience Stores, LLC and 7-Eleven, Inc.†
10.7	Fuel Sales and Licensing Agreement, dated as of November 1, 2009 between Alon USA, LP and Alon Brands, Inc.†
10.8	Distribution Services Agreement, dated as of September 9, 2006, between Southwest Convenience Stores, LLC and McLane Company, Inc.*
10.9	Addendum to Distribution Service Agreement, dated as of November 1, 2006, between Southwest Convenience Stores, LLC and McLane Company, Inc.*
10.10	Amendment to Distribution Service Agreement, dated as of July 14, 2007, between Southwest Convenience Stores, LLC and McLane Company, Inc.*
10.11	Liquor License Purchase Agreement, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.34 to Form S-1/A, filed by Alon USA Energy, Inc. on June 17, 2005, SEC File No. 333-124797).
10.12	Premises Lease, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.35 to Form S-1/A, filed by Alon USA Energy, Inc. on June 17, 2005, SEC File No. 333-124797).
10.13	Alon Brands, Inc. 2009 Equity Incentive Compensation Plan*
10.14	Management Employment Agreement, dated May 1, 2008, between Kyle McKeen and Alon USA GP, LLC*
10.15	Form of Director Indemnification Agreement.*
10.16	Form of Officer Indemnification Agreement.*
21.1	List of Subsidiaries of Alon Brands, Inc.**
23.1	Consent of Grant Thornton.*
23.2	Consent of Jones Day (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature pages to this Form S-1).**

†	Filed herewith. Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The confidential portions have been furnished to the SEC.

*	To be filed by amendment.

**	Previously filed.

(b) Financial Statement Schedule.

None.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

(3) for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, State of Texas, on this 24th day of December, 2009.

Alon Brands, Inc.

By:	/s/ Kyle McKeen
Kyle McKeen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities indicated on December 24, 2009.

Signature	Title

/s/ Kyle McKeen Kyle McKeen	President, Chief Executive Officer and Director (Principal Executive Officer)

* David Potter	Chief Financial Officer (Principal Financial and Accounting Officer)

* David Wiessman	Chairman

* Shlomo Braun	Director

* Shai Even	Director

* Shlomo Even	Director

* Claire A. Hart	Director

* Jeff D. Morris	Director

* Snir Wiessman	Director

*	The undersigned, by signing his name hereto, signs and executes this amendment no. 2 to the registration statement pursuant to the powers of attorney executed by the above-named officers and directors as previously filed with the Securities and Exchange Commission.

By:	/s/ Kyle McKeen
Kyle McKeen
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated as of March 2, 2007, by and among Alon USA Energy, Inc., Alon USA Interests, LLC, Aloski, LLC, Skinny’s, Inc. and the Davis Shareholders (as defined therein) (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Alon USA Energy, Inc. on March 6, 2007, SEC File No. 001-32567).
3.1	Form of Amended and Restated Certificate of Incorporation of Alon Brands, Inc.*
3.2	Form of Amended and Restated Bylaws of Alon Brands, Inc.*
4.1	Specimen Common Stock Certificate.*
4.2	Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.1 to Form 8-K filed by Alon USA Energy, Inc. on July 2, 2007, SEC File No. 001-32567).
5.1	Opinion of Jones Day.*
10.1	Master Agreement, dated as of , between Alon USA Energy, Inc. and Alon Brands, Inc.*
10.2	Tax Sharing Agreement, dated as of , between Alon USA Energy, Inc. and Alon Brands, Inc.*
10.3	Area License Agreement, dated as of June 2, 1993, between Southwest Convenience Stores, Inc. and The Southland Corporation†
10.4	Amendment to Area License Agreement and Consent to Assignment, dated as of December 20, 1996, between The Southland Corporation and Permian Basin Investments, Inc. d/b/a Southwest Convenience Stores, Inc.†
10.5	Amendment No. 2 to Area License Agreement, dated as of August 14, 1997, between Southwest Convenience Stores, LLC and The Southland Corporation†
10.6	Amendment No. 3. to Area License Agreement, dated as of August 20, 2008, between Southwest Convenience Stores, LLC and 7-Eleven, Inc.†
10.7	Fuel Sales and Licensing Agreement, dated as of November 1, 2009 between Alon USA, LP and Alon Brands, Inc.†
10.8	Distribution Services Agreement, dated as of September 9, 2006, between Southwest Convenience Stores, LLC and McLane Company, Inc.*
10.9	Addendum to Distribution Service Agreement, dated as of November 1, 2006, between Southwest Convenience Stores, LLC and McLane Company, Inc.*
10.10	Amendment to Distribution Service Agreement, dated as of July 14, 2007, between Southwest Convenience Stores, LLC and McLane Company, Inc.*
10.11	Liquor License Purchase Agreement, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.34 to Form S-1/A, filed by Alon USA Energy, Inc. on June 17, 2005, SEC File No. 333-124797).
10.12	Premises Lease, dated as of May 12, 2003, between Southwest Convenience Stores, LLC and SCS Beverage, Inc. (incorporated by reference to Exhibit 10.35 to Form S-1/A, filed by Alon USA Energy, Inc. on June 17, 2005, SEC File No. 333-124797).
10.13	Alon Brands, Inc. 2009 Equity Incentive Compensation Plan*
10.14	Management Employment Agreement, dated May 1, 2008, between Kyle McKeen and Alon USA GP, LLC*
10.15	Form of Director Indemnification Agreement.*
10.16	Form of Officer Indemnification Agreement.*
21.1	List of Subsidiaries of Alon Brands, Inc.**
23.1	Consent of Grant Thornton.*
23.2	Consent of Jones Day (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature pages to this Form S-1).**

†	Filed herewith. Portions of the exhibit have been omitted pursuant to a request for confidential treatment. The confidential portions have been furnished to the SEC.

*	To be filed by amendment.

**	Previously filed.